EXHIBIT 5.1 & 23.1

                                                     August 09, 1995

Curtiss-Wright Corporation
1200 Wall Street West, Suite 501
Lyndhurst, NJ 07071

   Re:  Registration Statement on Form S-3 and S-8


Gentlemen:

  I have acted as counsel for Curtiss-Wright Corporation (the "Corporation"), in connection with the registration under the Securities Act of 1933, as amended, on Form S-8 and S-3 (the "Registration Statement") of an aggregate of 90,437 shares (the "Shares") of the Corporation's Common Stock, par value $1.00 per share, which have been issued or are reserved for issuance under or upon exercise of options granted or which may be granted under the Corporation's Restricted Stock Purchase Plan, 1979 Restricted Stock Purchase Plan, 1989 Restricted Stock Purchase Plan, Amended 1985 Stock Option Plan and Qualified Stock Option Plan (collectively, the "Plans").

  As counsel for the Corporation, I have examined the proceedings taken and am familiar with the proceedings proposed to be taken in connection with the issuance and re-sale of the Shares under the Plans. Further, in connection with the Registration Statement, I have examined the originals or photocopies or certified copies of such records of the Corporation, and other documents deemed relevant and appropriate as the basis for the opinion hereinafter expressed. In such examination, I have assumed the genuineness of all signatures, the authenticity of all original documents submitted to me, the conformity to the originals of all documents submitted to me as certified copies or photocopies and the authenticity of the originals of such documents.

  Based upon such examination, and relying upon statements of fact contained in the documents which I have examined, I am of the opinion that the Shares have been duly and validly authorized and, when issued and sold as contemplated by the Plans, either are or will be validly issued, fully paid and nonassessable.

  I hereby consent to the filing of this opinion as Exhibit 5.1 & 23.1 to the Registration Statement.

							Very truly yours,

                                                       s/Stephen R. Bosin
                                                         Stephen R. Bosin





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